Dryden Global Total Return Fund, Inc.
(formerly Prudential Global Total Return Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


         				February 26, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                   Re: Dryden Global Total Return Fund, Inc.
                                     File No. 811-04661


Ladies and Gentlemen:

         Enclosed please find the Annual Report on Form N-SAR for Dryden Global Total Return Fund,
Inc. for the annual period ended December 31, 2003.
The Form N-SAR was filed using the EDGAR system.



                                        Very truly yours,


			   /s/ Marguerite E. H. Morrison
                               Marguerite E. H. Morrison
                                     Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of February 2004.







Dryden Global Total Return Fund, Inc.





Witness: /s/ Marguerite E. H. Morrison 	By:/s/ Grace C. Torres
            Marguerite E. H. Morrison  	       Grace C. Torres
            Assistant Secretary		             Treasurer





























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